Exhibit 99.1
Section 2: EX-99.1

LIVE OAK BANCSHARES, INC. REPORTS THIRD QUARTER 2016 RESULTS
Wilmington, NC, October 26, 2016 – Live Oak Bancshares, Inc. (Nasdaq: LOB) (“Live Oak” or “the Company”) today reported third quarter net earnings available to common shareholders of $3.5 million, or $0.10 per diluted share, compared to $2.9 million, or $0.09 per diluted share, for the third quarter of 2015. The third quarter of 2016 included $3.4 million, or $0.06 per diluted share, in stock based compensation expense related to restricted stock awards with an effective grant date of May 24, 2016, for key employee retention, as discussed in Note 10 of our March 31, 2016 Form 10-Q.
“Live Oak continues on its growth mission to provide needed credit to small business owners across the country. Loan production volume was again at record levels in the third quarter. We have generated over $1 billion in loans in the first nine months of this year with continued future growth anticipated from newly established lines of business. We are on track to meet our expectation of $1.5 billion in origination volume for the full year and are hard at work to provide a complete digital banking experience for our customers. Our strategic repositioning designed to enhance levels of net interest income has started to deliver results,” said James S. Mahan, III, Chief Executive Officer of Live Oak.
Third Quarter 2016 Key Measures

(Dollars in thousands)			Increase (Decrease)
	Q3 2016	Q3 2015	Dollars	Percent	Q2 2016
Loan production:
Loans originated	$381,050	$302,962	$78,088	26%	$356,865
% Fully funded	36.1%	42.4%	n/a	n/a	40.2%
Loan sales:
Guaranteed loans sold	$210,610	$147,377	$63,233	43%	$135,555
Net gains on sales of loans	21,833	15,424	6,409	42	14,555
Average net gain on sale of loans, per million sold	103.67	104.66	(0.99)	(1)	107.37
Net interest income and servicing revenues	17,491	10,847	6,644	61	14,998
Net income attributable to Live Oak Bancshares, Inc.	3,479	2,901	578	20	123
Diluted earnings per share	0.10	0.09	0.01	11	0.00
Non-GAAP net income (1)	5,498	2,901	2,597	90	3,883
Non-GAAP diluted earnings per share (1)	0.16	0.09	0.07	78	0.11
(1) See accompanying GAAP to Non-GAAP Reconciliation.

Net Interest Income
Net interest income for the third quarter of 2016 increased to $11.6 million compared to $6.6 million for the third quarter of 2015. The increase was driven by the significant growth in the combined held for sale and held for investment loan portfolios attributable to steadily rising loan originations, in part due to the Company's efforts to grow recurring revenue sources by increasing the level of loans on the balance sheet. Another positive factor was a higher net interest margin which rose from 3.11% for the third quarter of 2015 to 3.32% for the third quarter of 2016, reflecting higher loan rates. The increase from the second quarter 2016 margin of 3.26% was principally due to a rising yield on interest earning assets combined with slightly lower funding costs in money market funds.
Provision for Loan Losses
The provision for loan losses for the third quarter of 2016 increased to $3.8 million compared to $3.5 million for the second quarter of 2016 and $1.2 million for the third quarter of 2015. Net charge-offs (recoveries) were $937 thousand in the third quarter of 2016 compared to ($240) thousand in the second quarter of 2016 and $243 thousand in the third quarter of 2015. Net charge-offs as a percentage of average held for investment loans, annualized, for the quarters ended September 31, 2016 and 2015 were 0.51% and 0.40%, respectively. The increase in net charge-offs contributed to the higher level of provision for the quarter and was largely attributable to a single problem credit that is in workout status. Net charge-offs for the first nine months of 2016 totaled $929 thousand as compared to $594 thousand for the first nine months of 2015. The higher provision in the third quarter also reflects the continued strong growth in the loan portfolio which contributed to the increase in the allowance for loan losses.
Noninterest Income
Noninterest income for the third quarter of 2016 totaled $25.4 million, compared to $17.8 million for the third quarter of 2015. Net gains on sales of loans increased to $21.8 million in the third quarter of 2016 compared to $14.6 million in the second quarter of 2016 and $15.4 million in the third quarter of 2015 due to a much higher volume of loan sales. Loan servicing revenues rose by $1.6 million from the third quarter of 2015 to $5.9 million.
Noninterest Expense
Noninterest expense for the third quarter of 2016 was $27.2 million compared to $25.1 million for the second quarter of 2016 and$18.1 million for the third quarter of 2015. Salaries and employee benefits increased to $17.5 million from $9.9 million for the third quarter of 2015 as a result of increased staffing and developing infrastructure to support growing loan demand and multiple new initiatives of the Company, along with $3.4 million in stock based compensation expense related to restricted stock awards with an effective grant date of May 24, 2016 for key employee retention, as discussed in Note 10 of our March 31, 2016 Form 10-Q. Future expense associated with these restricted stock awards is expected to be $3.4 million in the fourth quarter of 2016, with subsequent quarterly expense declining to approximately $346 thousand through the end of the implied term. Total stock based compensation expense in the third quarter of 2016 was $4.1 million compared to $2.9 million for the second quarter of 2016 and $498 thousand for the third quarter of 2015.
Loans and Asset Quality
Net loans held for investment increased $73.6 million, or 10.9%, to $751.8 million at September 30, 2016, from $678.2 million at June 30, 2016. Loans held for sale increased $16.1 million, or 4.9%, to $345.3 million at September 30, 2016, from $329.2 million at June 30, 2016. The increase in both portfolios is the result of growth in loan origination activities. The combined total loan portfolio at September 30, 2016 and June 30, 2016, of $1.11 billion and $1.02 billion, respectively, were comprised of approximately 66.3% and 64.9% of unguaranteed loans, respectively. The combined total loan portfolio of $1.11 billion at September 30, 2016, rose by 58.1% above its level of a year ago.
Average loans were $1.09 billion during the third quarter of 2016 compared to $939.1 million during the second quarter of 2016.
The allowance for loan losses increased $2.9 million, or 23.3%, to $15.2 million at September 30, 2016, from $12.3 million at June 30, 2016. The increase in the allowance for loan losses was largely attributable to continued growth in the loan portfolio combined with the effects of charge-off experience, as discussed above. The allowance for loan losses as a percentage of total loans held for investment increased from 1.78% at June 30, 2016 to 1.98% at September 30, 2016.
The unguaranteed exposure of nonperforming loans amounted to $3.4 million at September 30, 2016, compared to $2.2 million at June 30, 2016. Total nonperforming loans increased to $14.0 million from $12.9 million at the end of the prior quarter. Total unguaranteed nonperforming loans as a percentage of total held for investment loans was 0.44% and 0.31% as of September 30, 2016, and June 30, 2016, respectively.
Foreclosed assets decreased $736 thousand to $2.2 million at September 30, 2016, from June 30, 2016.

Deposits
Total deposits increased by $262.2 million, or 23.0%, to $1.40 billion at September 30, 2016, compared to $1.14 billion at June 30, 2016, following successful deposit gathering campaigns. Average total interest bearing deposits for the third quarter of 2016 increased $156.6 million, or 14.5%, to $1.24 billion, compared to $1.08 billion for the second quarter of 2016. The ratio of average total loans to average interest bearing deposits was 87.7% for the third quarter of 2016, compared to 86.7% for the second quarter of 2016.
Conference Call
Live Oak will host a conference call to discuss third quarter results at 9:00 a.m. ET tomorrow morning (October 27, 2016). Media representatives, analysts and the public are invited to listen to this discussion by calling (844) 743-2494 (domestic) or (661) 378-9528 (international) with conference ID 94419161. A live webcast of the conference call along with presentation materials referenced during the conference call will be available on the Investor Relations page of the Company’s website at http://investor.liveoakbank.com. A replay of the webcast will be archived on the Company's website for one year. A replay of the conference call will also be available until 5:00 p.m. ET November 3, 2016, and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international).
Important Note Regarding Forward-Looking Statements
Statements in this press release that are based on other than historical data or that express the Company’s plans or expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties, and actual results may differ materially from those presented, either expressed or implied, in this press release. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements include changes in Small Business Administration (“SBA”) rules, regulations or loan products, including the Section 7(a) program, changes in SBA standard operating procedures or changes in Live Oak Banking Company's status as an SBA Preferred Lender; changes in rules, regulations or procedures for other government loan programs, including those of the United States Department of Agriculture; a reduction in or the termination of the Company's ability to use the technology-based platform that is critical to the success of its business model, including a failure in or a breach of operational or security systems; competition from other lenders; the Company's ability to attract and retain key personnel; market and economic conditions and the associated impact on the Company; operational, liquidity and credit risks associated with the Company's business; the impact of heightened regulatory scrutiny of financial products and services and the Company's ability to comply with regulatory requirements and expectations; and the other factors discussed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov). Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.
About Live Oak Bancshares, Inc.
Live Oak Bancshares, Inc. (Nasdaq: LOB) is a financial holding company and the parent company of Live Oak Banking Company, a national online platform for small business lending.
Contacts:
Brett Caines | CFO | Investor Relations | 910.796.1645 & Micah Davis | Marketing Director | Media Relations | 910.550.2255

Live Oak Bancshares, Inc.
Quarterly Statements of Income (unaudited)
(Dollars in thousands, except per share data)

	Three months ended
	3Q 2016	2Q 2016	1Q 2016	4Q 2015	3Q 2015
Interest income
Loans and fees on loans	$14,961	$12,902	$11,005	$10,474	$8,728
Investment securities, taxable	337	252	251	224	211
Other interest earning assets	264	248	138	80	84
Total interest income	15,562	13,402	11,394	10,778	9,023
Interest expense
Deposits	3,689	3,243	2,444	2,105	1,997
Borrowings	242	242	241	203	395
Total interest expense	3,931	3,485	2,685	2,308	2,392
Net interest income	11,631	9,917	8,709	8,470	6,631
Provision for loan losses	3,806	3,453	1,433	1,467	1,212
Net interest income after provision for loan losses	7,825	6,464	7,276	7,003	5,419
Noninterest income
Loan servicing revenue	5,860	5,081	4,784	4,404	4,216
Loan servicing asset revaluation	(3,421)	(1,604)	(26)	(1,996)	(2,650)
Net gains on sales of loans	21,833	14,555	16,425	20,781	15,424
Gain on sale of securities available-for-sale	1	—	—	1	12
Construction supervision fee income	502	667	630	745	344
Other noninterest income	657	649	619	433	424
Total noninterest income	25,432	19,348	22,432	24,368	17,770
Noninterest expense
Salaries and employee benefits	17,471	15,411	12,993	12,700	9,949
Travel expense	2,218	2,330	1,846	1,465	2,200
Professional services expense	907	910	528	752	493
Advertising and marketing expense	1,097	1,365	963	1,156	1,051
Occupancy expense	1,058	1,055	1,193	1,555	703
Data processing expense	1,252	1,404	1,208	1,195	773
Equipment expense	611	534	551	646	642
Other loan origination and maintenance expense	806	621	574	685	673
Other expense	1,798	1,502	1,855	1,979	1,579
Total noninterest expense	27,218	25,132	21,711	22,133	18,063
Income before taxes	6,039	680	7,997	9,238	5,126
Income tax expense	2,561	557	3,314	3,523	2,228
Net income	3,478	123	4,683	5,715	2,898
Net loss attributable to noncontrolling interest	1	—	8	1	3
Net income attributable to Live Oak Bancshares, Inc.	$3,479	$123	$4,691	$5,716	$2,901
Earnings per share
Basic	$0.10	$0.00	$0.14	$0.17	$0.09
Diluted	$0.10	$0.00	$0.13	$0.16	$0.09
Weighted average shares outstanding
Basic	34,206,943	34,189,217	34,176,753	34,169,855	32,824,587
Diluted	35,001,817	35,206,125	34,954,592	35,079,486	33,917,282

Live Oak Bancshares, Inc.
Quarterly Balance Sheets (unaudited)
(Dollars in thousands)

	As of the quarter ended
	3Q 2016	2Q 2016	1Q 2016	4Q 2015	3Q 2015
Assets
Cash and due from banks	$355,485	$175,506	$226,556	$102,607	$129,881
Certificates of deposit with other banks	7,500	8,500	9,000	10,250	10,000
Investment securities available-for-sale	70,334	66,804	55,674	53,762	51,628
Loans held for sale	345,277	329,206	537,293	480,619	443,871
Loans held for investment	766,977	690,517	313,633	279,969	259,552
Allowance for loan losses	(15,178)	(12,309)	(8,616)	(7,415)	(6,153)
Net loans	751,799	678,208	305,017	272,554	253,399
Premises and equipment, net	60,646	61,064	61,839	62,653	62,641
Foreclosed assets	2,235	2,971	3,020	2,666	1,258
Servicing assets	49,729	48,454	47,377	44,230	40,590
Other assets	26,735	24,591	22,765	23,281	19,498
Total assets	$1,669,740	$1,395,304	$1,268,541	$1,052,622	$1,012,766
Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest-bearing	$28,461	$22,942	$21,125	$21,502	$20,420
Interest-bearing	1,374,556	1,117,855	994,340	783,286	742,208
Total deposits	1,403,017	1,140,797	1,015,465	804,788	762,628
Long term borrowings	28,074	28,173	28,271	28,375	42,079
Other liabilities	24,497	18,984	20,372	19,971	13,963
Total liabilities	1,455,588	1,187,954	1,064,108	853,134	818,670
Shareholders’ equity
Non-cumulative perpetual preferred stock (Series A), no shares authorized, issued or outstanding at September 30, 2016, June 30, 2016, March 31, 2016 and December 31, 2015, 6,800 shares authorized, issued and outstanding for September 30, 2015	—	—	—	—	—
Preferred stock, no par value, 1,000,000 shares authorized, none issued or outstanding	—	—	—	—	—
Class A common stock (voting)	145,284	141,181	138,199	137,492	136,852
Class B common stock (non-voting)	50,015	50,015	50,015	50,015	50,015
Retained earnings	18,723	15,928	16,147	12,140	7,108
Accumulated other comprehensive income (loss)	130	201	47	(192)	87
Total shareholders’ equity attributed to Live Oak Bancshares, Inc.	214,152	207,325	204,408	199,455	194,062
Noncontrolling interest	—	25	25	33	34
Total equity	214,152	207,350	204,433	199,488	194,096
Total liabilities and shareholders’ equity	$1,669,740	$1,395,304	$1,268,541	$1,052,622	$1,012,766

Live Oak Bancshares, Inc.
Quarterly Selected Financial Data
(Dollars in thousands, except per share data)

	As of and for the three months ended
	3Q 2016	2Q 2016	1Q 2016	4Q 2015	3Q 2015
Income Statement Data
Net income attributable to Live Oak Bancshares, Inc.	$3,479	$123	$4,691	$5,716	$2,901
Per Common Share
Net income, basic	$0.10	$0.00	$0.14	$0.17	$0.09
Net income, diluted	0.10	0.00	0.13	0.16	0.09
Dividends declared	0.02	0.01	0.02	0.01	0.01
Book value	6.26	6.06	5.98	5.84	5.68
Tangible book value (1)	6.26	6.06	5.98	5.84	5.68
Performance Ratios
Return on average assets (annualized)	0.91%	0.04%	1.67%	2.18%	1.19%
Return on average equity (annualized)	6.54	0.24	9.38	11.60	7.15
Net interest margin	3.32	3.26	3.52	3.66	3.11
Efficiency ratio (1)	73.44	85.88	69.72	67.40	74.06
Noninterest income to total revenue	68.62	66.11	72.03	74.21	72.81
Selected Loan Metrics
Loans originated	$381,050	$356,865	$284,530	$330,798	$302,962
Guaranteed loans sold	210,610	135,555	155,643	219,328	147,377
Average net gain on sale of loans	103.67	107.37	105.53	94.75	104.66
Held for sale guaranteed loans (note amount) (2)	692,278	639,356	541,595	497,875	499,303
Quarterly increase (decrease) in note amount of held for sale guaranteed loans	52,922	97,761	42,292	(1,428)	68,071
Estimated net gain to be recognized on quarterly increase in guaranteed loans held for sale (3)	5,486	10,497	4,463	N/A	7,124
Asset Quality Ratios
Allowance for loan losses to loans held for investment	1.98%	1.78%	2.75%	2.65%	2.37%
Net charge-offs (recoveries) to average loans held for investment (4)	0.51	(0.18)	0.30	0.30	0.40
Nonperforming loans	$14,023	$12,902	$14,829	$12,367	$18,384
Foreclosed assets	2,235	2,971	3,020	2,666	1,258
Nonperforming loans (unguaranteed exposure)	3,354	2,174	2,421	2,037	2,562
Foreclosed assets (unguaranteed exposure)	304	433	438	373	48
Nonperforming loans not guaranteed by the SBA and foreclosures	3,658	2,607	2,859	2,410	2,610
Nonperforming loans and foreclosures, not guaranteed by the SBA, to total assets	0.22%	0.19%	0.23%	0.23%	0.26%
Capital Ratios
Common equity tier 1 capital (to risk-weighted assets)	16.63%	18.26%	20.61%	23.22%	24.40%
Total capital (to risk-weighted assets)	17.88	19.43	21.54	24.12	25.21
Tier 1 risk based capital (to risk-weighted assets)	16.63	18.26	20.61	23.22	24.40
Tier 1 leverage capital (to average assets)	13.18	14.32	17.09	18.36	19.07
Notes to Quarterly Selected Financial Data
(1) See accompanying GAAP to Non-GAAP Reconciliation.

(2)	Includes the entire note amount, including undisbursed funds for the multi-advance loans.
(3) The estimated revenue from the sale of the quarterly increase in guaranteed loans is based on the average net gain on sale of loans for that quarter.
(4) Quarterly net charge-offs as a percentage of quarterly average loans held for investment, annualized.

Live Oak Bancshares, Inc.
Quarterly Average Balances and Net Interest Margin
(Dollars in thousands)

	Three months ended September 30, 2016			Three months ended June 30, 2016
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest earning assets:
Interest earning balances in other banks	$231,238	$264	0.45%	$224,838	$248	0.44%
Investment securities	69,869	337	1.91	56,261	252	1.80
Loans held for sale	358,867	4,996	5.52	398,087	5,527	5.57
Loans held for investment (1)	728,041	9,965	5.43	540,988	7,375	5.47
Total interest earning assets	1,388,015	15,562	4.45	1,220,174	13,402	4.41
Less: allowance for loan losses	(12,188)			(8,792)
Non-interest earning assets	146,159			145,343
Total assets	$1,521,986			$1,356,725

Interest bearing liabilities:
Money market accounts	$471,447	$866	0.73%	$412,592	$797	0.77%
Certificates of deposit	767,887	2,823	1.46	670,144	2,446	1.46
Total interest bearing deposits	1,239,334	3,689	1.18	1,082,736	3,243	1.20
Other borrowings	28,172	242	3.41	28,270	242	3.43
Total interest bearing liabilities	1,267,506	3,931	1.23	1,111,006	3,485	1.26
Non-interest bearing deposits	20,742			19,311
Non-interest bearing liabilities	20,807			18,518
Shareholders' equity	212,914			207,865
Noncontrolling interest	17			25
Total liabilities and shareholders' equity	$1,521,986			$1,356,725

Net interest income and interest rate spread		$11,631	3.22%		$9,917	3.15%

Net interest margin			3.32			3.26

Ratio of average interest-earning assets to average interest-bearing liabilities			109.51%			109.83%

(1)    Average loan balances include non-accruing loans.

Live Oak Bancshares, Inc.
GAAP to Non-GAAP Reconciliation
(Dollars in thousands)

	As of and for the three months ended
	3Q 2016	2Q 2016	1Q 2016	4Q 2015	3Q 2015
Total shareholders’ equity	$214,152	$207,350	$204,433	$199,488	$194,096
Less:
Goodwill	—	—	—	—	—
Other intangible assets	—	—	—	—	103
Tangible shareholders’ equity (a)	$214,152	$207,350	$204,433	$199,488	$193,993
Shares outstanding (c)	34,215,050	34,192,382	34,183,878	34,172,899	34,167,500
Total assets	$1,669,740	$1,395,304	$1,268,541	$1,052,622	$1,012,766
Less:
Goodwill	—	—	—	—	—
Other intangible assets	—	—	—	—	103
Tangible assets (b)	$1,669,740	$1,395,304	$1,268,541	$1,052,622	$1,012,663
Tangible shareholders’ equity to tangible assets (a/b)	12.83%	14.86%	16.12%	18.95%	19.16%
Tangible book value per share (a/c)	$6.26	$6.06	$5.98	$5.84	$5.68
Efficiency ratio:
Noninterest expense (d)	$27,218	$25,132	$21,711	$22,133	$18,063
Net interest income	11,631	9,917	8,709	8,470	6,631
Noninterest income	25,432	19,348	22,432	24,368	17,770
Less: gain on sale of securities	1	—	—	1	12
Adjusted operating revenue (e)	$37,062	$29,265	$31,141	$32,837	$24,389
Efficiency ratio (d/e)	73.44%	85.88%	69.72%	67.40%	74.06%

Live Oak Bancshares, Inc.
GAAP to Non-GAAP Reconciliation (Continued)
(Dollars in thousands)

	Three months ended			Nine months ended
	9/30/2016	6/30/2016	9/30/2015	9/30/2016	9/30/2015
Reconciliation of net income to non-GAAP net income for non-routine income and expenses:
Net income attributable to Live Oak Bancshares, Inc.	$3,479	$123	$2,901	$8,293	$14,910
Gain on sale of investment in non-consolidated affiliate	—	—	—	—	(3,782)
Provision for loans reclassified as held for investment	—	4,023	—	4,023	—
Stock based compensation expense for restricted stock awards with an effective grant date of May 24, 2016, as discussed in Note 10 of our March 31, 2016 Form 10-Q	3,365	2,243	—	5,608	—
Income tax effects and adjustments for non-GAAP items *	(1,346)	(2,506)	—	(3,852)	1,513
Non-GAAP net income	$5,498	$3,883	$2,901	$14,072	$12,641
* Estimated at 40.0%
Non-GAAP earnings per share:
Basic	$0.16	$0.11	$0.09	$0.41	$0.42
Diluted	$0.16	$0.11	$0.09	$0.40	$0.41

Weighted-average shares outstanding:
Basic	34,206,943	34,189,217	32,824,587	34,191,014	30,037,436
Diluted	35,001,817	35,206,125	33,917,282	35,217,704	30,930,230

Reconciliation of financial statement line items as reported to adjusted for non-routine income and expenses:
Noninterest income, as reported	$25,432	$19,348	$17,770	$67,212	$59,960
Gain on sale of investment in non-consolidated affiliate	—	—	—	—	(3,782)
Noninterest income, as adjusted	25,432	19,348	17,770	67,212	56,178

Provision for loan losses, as reported	3,806	3,453	1,212	8,692	2,339
Provision for loans reclassified as held for investment	—	(4,023)	—	(4,023)	—
Provision for loan losses, as adjusted	3,806	(570)	1,212	4,669	2,339

Noninterest expense, as reported	27,218	25,132	18,063	74,061	49,581
Stock based compensation expense	(3,365)	(2,243)	—	(5,608)	—
Noninterest expense, as adjusted	23,853	22,889	18,063	68,453	49,581

Income tax expense, as reported	2,561	557	2,228	6,432	10,272
Income tax effects and adjustments for non-recurring income and expenses	1,346	2,506	—	3,852	(1,513)
Income tax expense, as adjusted	$3,907	$3,063	$2,228	$10,284	$8,759

This press release presents the non-GAAP financial measures previously shown. The adjustments to reconcile from the applicable GAAP financial measure to the non-GAAP financial measures are included where applicable in financial results presented in accordance with GAAP. The Company considers these adjustments to be relevant to ongoing operating results. The Company believes that excluding the amounts associated with these adjustments to present the non-GAAP financial measures provides a meaningful base for period-to-period comparisons, which will assist regulators, investors, and analysts in analyzing the operating results or financial position of the Company. The non-GAAP financial measures are used by management to assess the performance of the Company’s business for presentations of Company performance to investors, and for other reasons as may be requested by investors and analysts. The Company further believes that presenting the non-GAAP financial measures will permit investors and analysts to assess the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although non-GAAP financial measures are frequently used by shareholders to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP.